Exhibit 8.1

List of Principal Subsidiaries and Consolidated Controlled Entities

Subsidiaries:

Beijing Cun Fang Real Estate Broking Co., Ltd. — Incorporated in China

Beihai Tian Xia Dai Microfinance Co., Ltd. — Incorporated in China

Beijing Fang Tian Xia Decorative Engineering Co., Ltd. — Incorporated in China

Beijing Hong An Tu Sheng Network Technology Co., Ltd. — Incorporated in China

Beijing Li Man Wan Jia Network Technology Co., Ltd. — Incorporated in China

Beijing SouFun Network Technology Co., Ltd. — Incorporated in China

Beijing Tian Xia Dai Financial Information Service Co., Ltd. — Incorporated in China

Beijing Tuo Shi Hong Tian Technology Development Co., Ltd. — Incorporated in China

Beijing Tuo Shi Huan Yu Network Technology Co., Ltd. — Incorporated in China

Beijing Zhong Zhi Shi Zheng Information Technology Co., Ltd. — Incorporated in China

Beijing Zhong Zhi Xun Bo Information Technology Co., Ltd. — Incorporated in China

Best Work Holdings (New York) LLC — Incorporated in United States

Chongqing Fang Tian Xia Real Estate Broking Co., Ltd. — Incorporated in China

Chongqing Tian Xia Dai Microfinance Co., Ltd. — Incorporated in China

Hangzhou SouFun Network Technology Co., Ltd. — Incorporated in China

Jia Tian Xia Network Technology Co., Ltd. — Incorporated in China

Nanjing Cun Fang Real Estate Broking Co., Ltd. — Incorporated in China

Tianjin Jia Tian Xia Commercial Factoring Co., Ltd. — Incorporated in China

Shanghai BaoAn Enterprise Co., Ltd. — Incorporated in China

Shanghai BaoAn Hotel Co., Ltd. — Incorporated in China

Shanghai Jia Tian Xia Financing Guarantee Co., Ltd. — Incorporated in China

Shanghai Jing Rong Information Technology Co., Ltd. — Incorporated in China

Shanghai SouFun Microfinance Co., Ltd. — Incorporated in China

SouFun Media Technology (Beijing) Co., Ltd. — Incorporated in China

Suzhou Cun Fang Real Estate Broking Co., Ltd. — Incorporated in China

Tianjin Fang Tian Xia Real Estate Broking Co., Ltd. — Incorporated in China

Tianjin Jia Tian Xia Microfinance Co., Ltd. — Incorporated in China

Tianjin SouFun Network Technology Co., Ltd. — Incorporated in China

Consolidated Controlled Entities:

Beijing Century Jia Tian Xia Technology Development Co., Ltd. — Incorporated in China

Beijing China Index Information Co., Ltd. — Incorporated in China

Beijing Fang Chao Real Estate Broking Co., Ltd. — Incorporated in China

Beijing Hua Ju Tian Xia Network Technology Co., Ltd. — Incorporated in China

Beijing Jia Tian Xia Advertising Co., Ltd. — Incorporated in China

Beijing Li Tian Rong Ze Technology Development Co., Ltd. — Incorporated in China

Beijing Li Tian Rong Ze Wan Jia Technology Development Co., Ltd. — Incorporated in China

Beijing SouFun Internet Information Service Co., Ltd. — Incorporated in China

Beijing SouFun Science and Technology Development Co., Ltd. — Incorporated in China

Beijing Yi Ran Ju Ke Technology Development Co., Ltd. — Incorporated in China

Shanghai China Index Consultancy Co., Ltd. — Incorporated in China

Shanghai Fang Chao Real Estate Broking Co., Ltd. — Incorporated in China

Shanghai Jia Biao Tang Real Estate Broking Co., Ltd. — Incorporated in China

Shanghai SouFun Advertising Co., Ltd. — Incorporated in China

Shanghai SouFun Cun Fang Real Estate Broking Co., Ltd. — Incorporated in China

Shenzhen Fang Tian Xia Real Estate Broking Co., Ltd. — Incorporated in China

Tianjin Jia Tian Xia Advertising Co., Ltd. — Incorporated in China

Wuhan SouFun Yi Ran Ju Ke Real Estate Broking Co., Ltd. — Incorporated in China